UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant: ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Sterling Financial Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE
     The following letter was sent to certain shareholders of Sterling Financial Corporation (“Sterling”) in connection with the solicitation of proxies for Sterling’s 2006 Annual Meeting of Shareholders.

[Sterling letterhead]
March 31, 2006
Dear IRA Customer:
Sterling’s Annual Meeting of Shareholders of Sterling Financial Corporation (“Sterling”) will be held on Tuesday, April 25, 2006. The enclosed Proxy summarizes the purpose of the meeting.

1.	To elect three Directors of Sterling for terms ending in the year 2009, and one Director of Sterling for a term ending in 2007,

2.	To ratify the appointment of BDO Seidman, LLP as the independent public accountants for Sterling for 2006, and

3.	To transact such other business as may properly come before the Annual Meeting.
Your vote is important regardless of the number of shares you own or whether or not you plan to attend the Annual Meeting.
Please vote your shares in accordance with the proxy statement, either for or against. As an authorized representative, if you do not vote or return your proxy, Sterling as Trustee of your IRA, will vote yes for you, on all three proposals in accordance with our current policies.
Please return your proxy to me in the enclosed return envelope.
Sincerely,
/s/ Alta M. Ferrians
Alta M. Ferrians, AVP
IRA Administrator
IRA Department